Exhibit 99.1
Press Release

COSTCO WHOLESALE CORPORATION REPORTS SECOND QUARTER AND YEAR-TO-DATE OPERATING RESULTS FOR FISCAL 2025 AND FEBRUARY SALES RESULTS
ISSAQUAH, Wash., March 6, 2025 - Costco Wholesale Corporation (“Costco” or the “Company”) (Nasdaq: COST) today announced its operating results for the second quarter (twelve weeks) and the first 24 weeks of fiscal 2025, ended February 16, 2025.
Net sales for the quarter increased 9.1 percent, to $62.53 billion, from $57.33 billion last year. Net sales for the first 24 weeks increased 8.3 percent, to $123.52 billion, from $114.05 billion last year.
Comparable sales for the second quarter and first 24 weeks of fiscal 2025 were as follows:

	12 Weeks	12 Weeks	24 Weeks	24 Weeks
		Adjusted*		Adjusted*
U.S.	8.3%	8.6%	6.8%	7.9%
Canada	4.6%	10.5%	5.2%	8.6%
Other International	1.7%	10.3%	3.2%	8.7%
Total Company	6.8%	9.1%	6.0%	8.1%
E-commerce	20.9%	22.2%	17.1%	17.9%
*Excluding the impacts from changes in gasoline prices and foreign exchange.
Net income for the quarter was $1,788 million, $4.02 per diluted share, compared to $1,743 million, $3.92 per diluted share, last year. Last year's second quarter net income was positively impacted by a $94 million ($0.21 per diluted share) tax benefit due to the deductibility of the $15 per share special dividend to the extent received by 401(k) plan participants. Net income for the first 24 weeks was $3.59 billion, $8.06 per diluted share, compared to $3.33 billion, $7.49 per diluted share, last year.
For the four-week reporting month of February, ended March 2, 2025, the Company reported net sales of $19.81 billion, an increase of 8.8 percent from $18.21 billion last year. Net sales for the first 26 weeks were $133.36 billion, an increase of 8.3 percent from $123.15 billion last year.
Comparable sales for the February and year-to-date periods ended March 2, 2025, were as follows:

	4 Weeks	4 Weeks	26 Weeks	26 Weeks
		Adjusted*		Adjusted*
U.S.	8.6%	8.6%	6.9%	7.9%
Canada	3.2%	8.7%	5.1%	8.6%
Other International	-0.6%	6.5%	3.0%	8.7%
Total Company	6.5%	8.3%	6.1%	8.1%
E-commerce	19.0%	20.2%	16.9%	17.7%
*Excluding the impacts from changes in gasoline prices and foreign exchange.

Press Release

Costco currently operates 897 warehouses, including 617 in the United States and Puerto Rico, 109 in Canada, 41 in Mexico, 36 in Japan, 29 in the United Kingdom, 19 in Korea, 15 in Australia, 14 in Taiwan, seven in China, five in Spain, two in France, and one each in Iceland, New Zealand and Sweden. Costco also operates e-commerce sites in the U.S., Canada, the U.K., Mexico, Korea, Taiwan, Japan and Australia.
A conference call to discuss these results is scheduled for 2:00 p.m. (PT) today, March 6, 2025, and is available via a webcast on investor.costco.com (click on "Events & Presentations”).
Certain statements contained in this document constitute forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995. For these purposes, forward-looking statements are statements that address activities, events, conditions or developments that the Company expects or anticipates may occur in the future. In some cases forward-looking statements can be identified because they contain words such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “likely,” “may,” “might,” “plan,” “potential,” “predict,” “project,” “seek,” “should,” “target,” “will,” “would,” or similar expressions and the negatives of those terms. Such forward-looking statements involve risks and uncertainties that may cause actual events, results or performance to differ materially from those indicated by such statements. These risks and uncertainties include, but are not limited to, domestic and international economic conditions, including exchange rates, inflation or deflation, the effects of competition and regulation, uncertainties in the financial markets, consumer and small business spending patterns and debt levels, breaches of security or privacy of member or business information, conditions affecting the acquisition, development, ownership or use of real estate, capital spending, actions of vendors, rising costs associated with employees (generally including health-care costs and wages), workforce interruptions, energy and certain commodities, geopolitical conditions (including tariffs), the ability to maintain effective internal control over financial reporting, regulatory and other impacts related to environmental and social matters, public-health related factors, and other risks identified from time to time in the Company’s public statements and reports filed with the Securities and Exchange Commission. Forward-looking statements speak only as of the date they are made, and the Company does not undertake to update these statements, except as required by law. Comparable sales and comparable sales excluding impacts from changes in gasoline prices and foreign exchange are intended as supplemental information and are not a substitute for net sales presented in accordance with U.S. GAAP.

CONTACTS:    Costco Wholesale Corporation
David Sherwood, 425/313-8239
Josh Dahmen, 425/313-8254
Andrew Yoon, 425/313-6305

COST-Earn

COST-Sales

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF INCOME
 (dollars in millions, except per share data)
(unaudited)

	12 Weeks Ended		24 Weeks Ended
	February 16, 2025	February 18, 2024	February 16, 2025	February 18, 2024
REVENUE
Net sales	$62,530	$57,331	$123,515	$114,048
Membership fees	1,193	1,111	2,359	2,193
Total revenue	63,723	58,442	125,874	116,241
OPERATING EXPENSES
Merchandise costs	55,744	51,140	109,853	101,597
Selling, general and administrative	5,663	5,240	11,509	10,598
Operating income	2,316	2,062	4,512	4,046
OTHER INCOME (EXPENSE)
Interest expense	(36)	(41)	(73)	(79)
Interest income and other, net	142	216	289	376
INCOME BEFORE INCOME TAXES	2,422	2,237	4,728	4,343
Provision for income taxes	634	494	1,142	1,011
NET INCOME	$1,788	$1,743	$3,586	$3,332
NET INCOME PER COMMON SHARE:
Basic	$4.03	$3.93	$8.08	$7.51
Diluted	$4.02	$3.92	$8.06	$7.49
Shares used in calculation (000's):
Basic	443,982	443,892	443,985	443,859
Diluted	444,886	444,754	444,888	444,579

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED BALANCE SHEETS
 (amounts in millions, except par value and share data)
(unaudited)
Subject to Reclassification

	February 16, 2025	September 1, 2024
ASSETS
CURRENT ASSETS
Cash and cash equivalents	$12,356	$9,906
Short-term investments	802	1,238
Receivables, net	3,060	2,721
Merchandise inventories	18,754	18,647
Other current assets	1,925	1,734
Total current assets	36,897	34,246
OTHER ASSETS
Property and equipment, net	29,809	29,032
Operating lease right-of-use assets	2,531	2,617
Other long-term assets	3,987	3,936
TOTAL ASSETS	$73,224	$69,831
LIABILITIES AND EQUITY
CURRENT LIABILITIES
Accounts payable	$18,610	$19,421
Accrued salaries and benefits	5,150	4,794
Accrued member rewards	2,491	2,435
Deferred membership fees	2,824	2,501
Other current liabilities	7,924	6,313
Total current liabilities	36,999	35,464
OTHER LIABILITIES
Long-term debt, excluding current portion	5,755	5,794
Long-term operating lease liabilities	2,284	2,375
Other long-term liabilities	2,609	2,576
TOTAL LIABILITIES	47,647	46,209
COMMITMENTS AND CONTINGENCIES
EQUITY
Preferred stock $0.005 par value; 100,000,000 shares authorized; no shares issued and outstanding	—	—
Common stock $0.005 par value; 900,000,000 shares authorized; 443,730,000 and 443,126,000 shares issued and outstanding	2	2
Additional paid-in capital	8,047	7,829
Accumulated other comprehensive loss	(2,242)	(1,828)
Retained earnings	19,770	17,619
TOTAL EQUITY	25,577	23,622
TOTAL LIABILITIES AND EQUITY	$73,224	$69,831

Press Release

COSTCO WHOLESALE CORPORATION
CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS
 (amounts in millions)
(unaudited)
Subject to Reclassification

	24 Weeks Ended
	February 16, 2025	February 18, 2024
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$3,586	$3,332
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	1,100	1,015
Non-cash lease expense	137	148
Stock-based compensation	614	580
Other non-cash operating activities, net	(79)	(7)
Changes in working capital	650	314
Net cash provided by operating activities	6,008	5,382
CASH FLOWS FROM INVESTING ACTIVITIES
Purchases of short-term investments	(345)	(719)
Maturities of short-term investments	752	1,029
Additions to property and equipment	(2,401)	(2,071)
Other investing activities, net	(13)	9
Net cash used in investing activities	(2,007)	(1,752)
CASH FLOWS FROM FINANCING ACTIVITIES
Repayments of short-term borrowings	(389)	(409)
Proceeds from short-term borrowings	370	383
Proceeds from issuance of long-term debt	—	498
Tax withholdings on stock-based awards	(390)	(292)
Repurchases of common stock	(412)	(322)
Cash dividend payments	(515)	(8,012)
Financing lease payments and other financing activities, net	(98)	(96)
Net cash used in financing activities	(1,434)	(8,250)
EFFECT OF EXCHANGE RATE CHANGES ON CASH AND CASH EQUIVALENTS	(117)	15
Net change in cash and cash equivalents	2,450	(4,605)
CASH AND CASH EQUIVALENTS BEGINNING OF YEAR	9,906	13,700
CASH AND CASH EQUIVALENTS END OF PERIOD	$12,356	$9,095